As filed with the Securities and Exchange Commission on June 16, 2023

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Faraday Future Intelligent Electric Inc.
(Exact name of registrant as specified in its charter)

Delaware	84-4720320
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

18455 S. Figueroa Street
Gardena, California 902489
Telephone: (424) 276-7616
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Yun Han
Interim Chief Financial Officer
18455 S. Figueroa Street
Gardena, California 902489
(424) 276-7616
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Jeeho Lee

Michelle Earley

David J. Johnson, Jr.
O’Melveny & Myers LLP
7 Times Square Tower
New York, New York 10036
Telephone: (212) 326-2000

Approximate date of commencement of proposed sale to the public:
From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Faraday Future Intelligent Electric Inc.

$300,000,000

Class A Common Stock

Warrants

From time to time, we may offer to sell the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms to be determined at the time of any such offering. The aggregate offering price of the securities we sell pursuant to this prospectus will not exceed $300,000,000.

This prospectus provides a general description of the securities that we may offer. Each time any securities are offered pursuant to this prospectus, we will provide specific information about the offered securities in one or more supplements to this prospectus.

Prospectus supplements may also add, update or change information in this prospectus. If the information varies between this prospectus and any accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

Our common stock is listed on The Nasdaq Stock Market under the symbol “FFIE.” Any prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

The shares of Class A common stock (“Class A Common Stock”) being offered pursuant to this prospectus are shares of Faraday Future Intelligent Electric Inc., a holding company incorporated in the State of Delaware. As a holding company with no material operations of its own, the Company conducts its operations through its operating subsidiaries. We currently have a majority of our operations in the U.S. conducted through our U.S.-domiciled operating subsidiaries. We also operate our business in the People’s Republic of China and plan to have significant operations in the future in both Mainland China and Hong Kong (together, “PRC” or “China”) through our subsidiaries organized in the PRC (collectively, the “PRC Subsidiaries”). Investors in our Class A Common Stock should be aware that they are purchasing equity solely in the Company, a Delaware holding company. There are various risks associated with our current operating presence in China and the potential expansion of our operations in China (including Hong Kong), which is subject to political and economic influence from China. Recently, the Chinese government initiated a series of regulatory actions and made statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies that seek to conduct offshore securities offerings or be listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Since these statements and regulatory actions are new, it is highly uncertain how soon legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated if any, and the potential impact such modified or new laws and regulations will have on our business operations, our ability to accept foreign investments and to maintain the Company’s listing on a U.S. exchange. The Chinese government may intervene or influence the operations of our PRC Subsidiaries, or at any time exert more control over offerings conducted overseas and foreign investment in China-based issuers in accordance with PRC laws and regulations, which could result in a material change in our operations and/or a material reduction in the value of our Class A Common Stock. Additionally, the governmental and regulatory interference could significantly limit or completely hinder our and the Selling Stockholders’ ability to offer or continue to offer our shares of Class A Common Stock to investors and cause the value of such securities to significantly decline or be worthless. For a detailed description of risks related to our PRC operations, see “Risk Factors – Risks Related to FF’s Operations in China” in our most recent annual report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference herein. See “Where You Can Find More Information.”

You should carefully read this prospectus and any applicable prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

Investing in any of our securities involves a high degree of risk. Please read carefully the section entitled “Risk Factors” on page 9 of this prospectus and the “Risk Factors” section contained in any applicable prospectus supplement and in the documents incorporated by reference in this prospectus before investing in our securities.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and, as such, are eligible for reduced public company reporting requirements.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2023

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About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities that may be offered pursuant to the registration statement of which this prospectus forms a part. Each time we sell securities pursuant to the registration statement of which this prospectus forms a part, a prospectus supplement will be provided that contains specific information about the terms of that offering and the securities being sold in that offering. The prospectus supplement may also add to, update or change the information contained in or incorporated by reference in this prospectus. If information varies between this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

You should only rely on the information contained in or incorporated by reference in this prospectus, any prospectus supplement and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making offers to sell the securities described in this prospectus in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Before purchasing any securities, you should carefully read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information” and “Information We Incorporate by Reference.” You should assume that the information contained in this prospectus, any prospectus supplement or any free writing prospectus is accurate only as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable to that jurisdiction.

Unless the context indicates otherwise, references in this prospectus to “the Company” refers to Faraday Future Intelligent Electric Inc. (f/k/a Property Solutions Acquisition Corp.), a holding company incorporated in the State of Delaware, and not to its subsidiaries, and references herein to “FF,” “we,” “us,” “our” and similar terms refer to the Company and its consolidated subsidiaries. We refer to our primary operating subsidiary in the U.S., Faraday&Future Inc., as “FF U.S.” We refer to all our subsidiaries organized in China (including Hong Kong) collectively as the “PRC Subsidiaries,” a complete list of which is set forth in Exhibit 21.1 to the Company’s most recent annual report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference herein. References to “PSAC” refer to Property Solutions Acquisition Corp., a Delaware corporation, our predecessor company prior to the consummation of the Business Combination (as defined herein), and “Legacy FF” refers to FF Intelligent Mobility Global Holdings Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands, together with its consolidated subsidiaries, prior to the Business Combination.

Where You Can Find More Information

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus does not contain all of the information included in the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. We also maintain a website located at https://investors.ff.com/, where these SEC filings and other information about the Company can be accessed, free of charge, as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The information contained on or that can be accessed through our website does not constitute part of this prospectus, except for reports filed with the SEC that are specifically incorporated herein by reference.

Forms of any documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or will be filed through an amendment to our registration statement on Form S-3 or under cover of a Current Report on Form 8-K or other document filed with the SEC and incorporated into this prospectus by reference. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. The full registration statement, including exhibits thereto, may be obtained from the SEC or us as indicated above.

Information We Incorporate by Reference

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. We incorporate by reference in this prospectus the following documents and reports we filed with the SEC (other than, in each case, the portions that are deemed to have been furnished and not filed in accordance with SEC rules):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 9, 2023;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 12, 2023;

●	our Current Reports on Form 8-K and Form 8-K/A filed with the SEC on January 10, 2023, January 17, 2023 (excluding Item 7.01 and Exhibit 99.1), January 26, 2023 (excluding Items 7.01 and 9.01), January 31, 2023, February 1, 2023, February 6, 2023 (excluding Items 7.01 and Exhibit 99.1), February 23, 2023 (excluding Items 7.01 and 9.01), March 1, 2023 (excluding Items 7.01 and 9.01), March 1, 2023 (excluding Items 7.01 and 9.01), March 2, 2023, March 3, 2023, March 9, 2023 (excluding Item 7.01 and Exhibit 99.1), March 15, 2023, March 17, 2023, March 23, 2023, March 30, 2023, April 18, 2023 (excluding Items 7.01 and 9.01), May 2, 2023 (excluding Items 7.01 and 9.01), May 10, 2023 (excluding Item 7.01 and Exhibit 99.1), May 19, 2023 and June 16, 2023;

●	our Definitive Proxy Statement on Schedule 14A for our 2023 annual meeting of stockholders, filed with the SEC on March 17, 2023, to the extent incorporated by reference into the Form 10-K; and

●	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on July 20, 2020, including any amendments thereto or reports filed for the purposes of updating this description.

We also incorporate by reference the information contained in all other documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the portions that are deemed to have been furnished and not filed in accordance with SEC rules, unless otherwise indicated therein), on or after the date of the registration statement of which this prospectus forms a part and prior to its effectiveness and prior to the completion of the offering of all securities under this prospectus and any prospectus supplement. The information contained in any such document will be considered part of this prospectus from the date the document is filed with the SEC. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus and any accompanying prospectus supplement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any accompanying prospectus supplement. We will provide to each person, including any beneficial owner, to whom a prospectus (or a notice of registration in lieu thereof) is delivered, a copy of any or all of the documents incorporated by reference in this prospectus or any accompanying prospectus supplement (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference in the document requested) at no cost. Any such request can be made by writing or telephoning us at the following address and telephone number:

Faraday Future Intelligent Electric Inc.
Attn: Investor Relations
18455 S. Figueroa Street

Gardena, California 90248

ir@ff.com

Cautionary Note Regarding Forward-Looking Statements

This prospectus, including the documents incorporated by reference herein, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. In some cases, you can identify forward-looking statements by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “predict,” “project,” “potential,” “should,” “will,” or “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements. In addition, these statements are based on our management’s beliefs and assumptions and on information currently available to our management as of the date of this prospectus. While we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statement:

●	our ability to raise sufficient funds to continue our operations and carry out our business plan;

●	whether stockholders will approve an amendment to the Company’s second amended and restated certificate of incorporation (the “Amended and Restated Charter”) providing for a reverse stock split for the Company to have sufficient shares to satisfy future equity financing and maintain its ability for its common stock to remain listed on the Nasdaq Capital Market;

●	our ability to attract and retain qualified officers and directors;

●	changes adversely affecting the business in which we are engaged;

●	the implementation of the Special Committee’s remediation actions and our related follow-up actions, and our ability to attract and retain employees;

●	our ability to execute on our plans to develop, market and deliver our vehicles and the timing and cost of these development and marketing programs;

●	our ability to manage our indebtedness, including our ability to refinance our current indebtedness;

●	the ability of our suppliers to deliver necessary components for our products;

●	our ability to successfully maintain licenses and other rights to certain technology to continue production and delivery of our vehicles;

●	our ability to remediate the identified material weaknesses in our internal control over financial reporting;

●	our ability to navigate economic, operational and legal risks specific to operations based in China;

●	our estimates of the size of the markets for our vehicles and the costs to bring our vehicles to market;

●	the rate and degree of market acceptance of our vehicles;

●	the success of other competing manufacturers;

●	the performance and security of our vehicles;

●	ongoing and potential litigation involving PSAC or us and the outcome of the SEC and the United States Department of Justice investigations;

●	general economic conditions;

●	the possibility that any stockholder litigation or dispute may result in significant costs of defense, indemnification or liability;

●	the price and trading volume of the Company’s Class A Common Stock; and

●	other risks and uncertainties discussed in Part I, Item 1A, Risk Factors in our most recent Annual Report on Form 10-K filed with the SEC and our most recent Quarterly Report on Form 10-Q filed with the SEC, as such risk factors may be amended, supplemented or superseded from time to time by our subsequent periodic reports we file with the SEC, including our Quarterly Reports on Form 10-Q, and in any prospectus supplement.

Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. As a result of these factors, we cannot assure you that the forward-looking statements in this prospectus, including the documents incorporated by reference herein, will prove to be accurate. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of any new information, future events, changed circumstances or otherwise.

You should read this prospectus, including the documents incorporated by reference herein, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

About Faraday Future Intelligent Electric Inc.

The Company

Faraday Future Intelligent Electric Inc. (the “Company” and, with its consolidated subsidiaries, “FF,” “we,” “us” or “our”) is a California-based global shared intelligent mobility ecosystem company with a vision to disrupt the automotive industry.

With headquarters in Los Angeles, California, FF designs and engineers next-generation intelligent, connected, electric vehicles. FF manufactures vehicles at its production facility in Hanford, California, with additional future production capacity needs addressed through a contract manufacturing agreement with Myoung Shin Co., Ltd., an automotive manufacturer headquartered in South Korea. FF has additional engineering, sales, and operational capabilities in China and is exploring opportunities for potential manufacturing capabilities in China through a joint venture or other arrangement.

Since its founding, FF has created major innovations in technology and products, and a user centered business model. We believe these innovations will enable FF to set new standards in luxury and performance that will enhance quality of life and redefine the future of intelligent mobility.

Corporate Information

Faraday Future Intelligent Electric Inc. was incorporated on February 11, 2020 as a Delaware corporation under the name “Property Solutions Acquisition Corp.” (“PSAC”), a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. On July 21, 2021, PSAC consummated a business combination (the “Business Combination”) and, in connection therewith, (i) PSAC’s wholly-owned subsidiary merged with and into FF Intelligent Mobility Global Holdings Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Legacy FF”), whereby Legacy FF survived the merger as a wholly-owned subsidiary of the Company, and (ii) the registrant changed its name to “Faraday Future Intelligent Electric Inc.” Legacy FF is considered the Company’s accounting acquirer.

Our corporate headquarters are located at 18455 S. Figueroa Street, Gardena, California 90248, and our main telephone number is (424) 276-7616. Our website is located at www.ff.com and our investor relations website is located at investors.ff.com. Information contained on our website does not constitute any part of, and is not incorporated into, this prospectus.

PRC Subsidiaries

The Company is a holding company incorporated in the State of Delaware. Faraday&Future Inc. (“FF U.S.”), FF’s primary U.S. operating subsidiary, was incorporated and founded in the State of California in May 2014. We refer to all our subsidiaries organized in China (including Hong Kong) collectively as the “PRC Subsidiaries,” a complete list of which is set forth in Exhibit 21.1 to the Company’s most recent annual report on Form 10-K for the year ended December 31, 2022, which is incorporated by reference herein. As of the date of this prospectus, our only operating subsidiaries in China (including Hong Kong) are FF Automotive (China) Co. Ltd., Ruiyu Automotive (Beijing) Co., Ltd. and Shanghai Faran Automotive Technology Co., Ltd., each of which was organized in the PRC.

How Cash is Transferred Through Our Corporate Organization

The organizational chart below shows the Company’s operating subsidiaries* as of the date hereof:

*	Excludes subsidiaries with immaterial operations. FF Hong Kong Holding Limited is a holding company subsidiary organized in Hong Kong. As of the date hereof, LeSEE Automotive (Beijing) Co. Ltd., a subsidiary organized in China, has immaterial operations.

The PRC has currency and capital transfer regulations that require us to comply with certain requirements for the movement of capital in and out of the PRC. The Company is able to transfer cash (U.S. Dollars) to the PRC Subsidiaries through capital contributions (increasing the Company’s capital investment in the PRC Subsidiaries). The Company may receive cash or assets declared as dividends from the PRC Subsidiaries. The PRC Subsidiaries can transfer funds to each other, when necessary, by way of intercompany loans in the following manners:

●	FF Hong Kong Holding Limited, as the holding company of all the other PRC Subsidiaries, can transfer cash to any PRC Subsidiary through capital contribution. We note Hong Kong’s banking system is outside PRC mainland’s banking system. As a result, when FF Hong Kong Holding Limited transfers cash to a PRC Subsidiary, it is required to follow the SAFE (as defined below) process and regulation.

●	FF Hong Kong Holding Limited, as the holding company of all the other PRC Subsidiaries, may receive cash or assets declared as dividends from the other PRC Subsidiaries.

●	Among PRC Subsidiaries other than FF Hong Kong Holding Limited, one PRC Subsidiary can provide funds through intercompany loan to another PRC Subsidiary and each such PRC Subsidiary is required to follow the rules of China Banking Regulatory Commission and other relevant Chinese authorities. Additionally, one PRC Subsidiary can transfer cash to its subsidiary through capital contribution, and any PRC Subsidiary may receive cash or assets declared as dividends from any of its subsidiaries.

During 2019, FF Inc., a U.S.-based subsidiary incorporated in California, issued a loan to FF Hong Kong Holding Limited, a holding company subsidiary established in Hong Kong, in the aggregate amount of $1.2 million, which was the only transaction that involved the transfer of cash or assets throughout our corporate structure during 2019. During 2020, LeSee Automotive (Beijing) Co. Ltd., a PRC Subsidiary, assigned to Legacy FF its obligation to pay certain notes issued by a third party in the aggregate principal and accrued interest amount of $26.5 million.

Also during 2020, Smart Technology Holdings Ltd., a subsidiary incorporated in the Cayman Islands, transferred to FF Hong Kong Holding Limited $1.7 million in cash, in the aggregate, by way of capital contributions to fund the operations of the PRC Subsidiaries. During 2021, Smart Technology Holdings Ltd. transferred to FF Hong Kong Holding Limited $32.1 million, in the aggregate, by way of capital contributions to fund the operations of the PRC Subsidiaries, including $10.0 million of proceeds from the sale of shares of Class A Common Stock pursuant to separate subscription agreements in connection with the closing of the Business Combination. In August 2021, Legacy FF extended a loan of $50.0 million to FF Automotive (Zhuhai) Co. Ltd., a PRC Subsidiary, for the purpose of acquiring a technology license agreement with a third party. We transferred cash or assets of $9.1 million from Smart Technology Holdings Ltd. to FF Hong Kong Holding Limited during the fourth quarter of 2021. In 2022 and 2023 to date, FF U.S. extended loans in an aggregated amount of $8.0 million and $8.0 million, respectively, to FF Hong Kong Holding Limited to fund the operations of the PRC Subsidiaries. We will continue to assess the PRC Subsidiaries’ requirements to fund their operations and intend to effect additional contributions as appropriate. The PRC Subsidiaries have not transferred cash or other assets to the Company, including by way of dividends. The Company does not currently plan or anticipate transferring cash or other assets from our operations in China to any non-Chinese entity.

Capital contributions to PRC companies are mainly governed by the Company Law and Foreign Investment Law of the People’s Republic of China, and the dividends and distributions from the PRC Subsidiaries are subject to regulations and restrictions of the PRC on dividends and payment to parties outside of the PRC. Applicable PRC law permits payment of dividends to the Company by our PRC Subsidiaries only out of their net income, if any, determined in accordance with PRC accounting standards and regulations. Our operating PRC Subsidiaries are required to set aside a portion of their net income, if any, each year to fund general reserves for appropriations until such reserves have reached 50% of the relevant entity’s registered capital. These reserves are not distributable as cash dividends. A PRC company is not permitted to distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year. In addition, registered share capital and capital reserve accounts are also restricted from withdrawal in the PRC, up to the amount of net assets held in each operating subsidiary.

PRC Restrictions on Foreign Exchange and Transfer of Cash

Under PRC laws, if certain procedural requirements are satisfied, the payment of current account items, including profit distributions and trade and service related foreign exchange transactions, can be made in foreign currencies between entities, across borders, and to U.S. investors without prior approval from State Administration of Foreign Exchange (the “SAFE”) or its local branches. However, where Chinese Yuan (“CNY”) is to be converted into foreign currency and remitted out of China to pay capital expenses, such as the repayment of loans denominated in foreign currencies, approval from or registration with SAFE or its authorized banks is required. The PRC government may take measures at its discretion from time to time to restrict access to foreign currencies for current account or capital account transactions. If the foreign exchange control system prevents our PRC Subsidiaries from obtaining sufficient foreign currencies to satisfy their foreign currency demands, our PRC Subsidiaries may not be able to pay dividends in foreign currencies to the Company. Further, we cannot assure you that new regulations or policies will not be promulgated in the future that would have the effect of further restricting the remittance of CNY into or out of the PRC. We cannot assure you, in light of the restrictions in place, or any amendment thereof, that the PRC Subsidiaries will be able to fund their future activities which are conducted in foreign currencies, including the payment of dividends.

Furthermore, under PRC laws, dividends may be paid only out of distributable profits. Distributable profits are the net profit as determined under PRC GAAP, less any recovery of accumulated losses and appropriations to statutory and other reserves required to be made. Our PRC Subsidiaries shall appropriate 10% of the net profits as reported in their statutory financial statements (after offsetting any prior year’s losses) to the statutory surplus reserves until the reserves have reached 50% of their registered capital. As a result, our PRC Subsidiaries may not have sufficient, or any, distributable profits to pay dividends to us.

Requirements Under PRC Laws and Regulations

Under current PRC laws and regulations, each of our PRC Subsidiaries is required to obtain a business license to operate in the PRC. Our PRC Subsidiaries have all received the requisite business license to operate, and no application for business license had been denied.

As our operations in the PRC expand, our PRC Subsidiaries will be required to obtain approvals, licenses, permits and registrations from PRC regulatory authorities, such as the State Administration for Market Regulation, the National Development and Reform Commission, Ministry of Commerce, and the Ministry of Industry and Information Technology, which oversee different aspects of the electric vehicle business. As of the date hereof, no application by our PRC Subsidiaries for any such approvals, licenses, permits and registrations that are currently applicable to them had been denied, but there can be no assurance that the PRC Subsidiaries will be able to maintain their existing licenses or obtain new ones.

We do not believe any permission is required from any Chinese authorities (including the China Securities Regulatory Commission (the “CSRC”) and the Cyberspace Administration of China (the “CAC”)) in connection with an offering of Class A Common Stock pursuant to the registration statement of which this prospectus forms a part. We do not and immediately prior to the consummation of an offering of Class A Common Stock pursuant to the registration statement of which this prospectus forms a part, will not possess over one million of PRC-based individual’s personal information. After consulting our PRC counsel, Fangda Partners, we believe we are currently not subject to the requirement under the Cybersecurity Review Measures that a network platform operator which possesses more than one million users’ personal information must apply for a cybersecurity review with CAC before listing abroad. In addition, as of the date of this prospectus, after consulting our PRC counsel, we are not aware of any other laws or regulations currently effective in the PRC which explicitly require us to obtain any permission from the CSRC or other Chinese authorities to consummate an offering of Class A Common Stock pursuant to the registration statement of which this prospectus forms a part, nor had we received any inquiry, notice, or warning from the CSRC or any other Chinese authorities in such respects. The PRC authorities have promulgated new or proposed laws and regulations recently to further regulate securities offerings or listings that are conducted overseas by PRC domestic companies and/or foreign investment in China-based issuers. According to these new laws and regulations and the draft laws and regulations if enacted in their current forms, in connection with our future securities offering activities, we may be required to fulfill filing, reporting procedures with the CSRC, and may be required to go through cybersecurity review by the PRC authorities. However, there are uncertainties with respect to whether we will be able to fully comply with requirements to obtain such permissions and approvals from, or complete such reporting or filing procedures with PRC authorities.

Risk Factors

Investing in any of our securities involves significant risks. Before making an investment decision, in addition to the other information contained in or incorporated by reference in this prospectus and any prospectus supplement, you should carefully consider the specific risks set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC and our most recent Quarterly Report on Form 10-Q filed with the SEC , as such risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC, including subsequent Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the risk factors described under the caption “Risk Factors” in any applicable prospectus supplement. See “Where You Can Find More Information” and “Information We Incorporate by Reference.” If any of these risks actually occurs, our business, results of operations and financial condition could suffer. In that case, the trading price of our securities could decline, and you could lose all or part of your investment. Additional risks and uncertainties not currently known to us, or that we currently believe are immaterial, may also adversely affect our business, operating results and financial condition and the value of an investment in our securities. In addition, past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.

Use of Proceeds

We intend to use the net proceeds from the sale of any securities covered by this prospectus as set forth in the applicable prospectus supplement. Pending any specific application, we may temporarily invest funds in short-term investments, including marketable securities.

Description of Capital Stock

The following summary of the material terms of Faraday Future Intelligent Electric Inc.’s (f/k/a Property Solutions Acquisition Corp. or “PSAC”), a holding company incorporated in the State of Delaware (“FFIE,” with its subsidiaries, “FF,” the “Company,” “we,” “us,” “our”), capital stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our Amended and Restated Charter and our amended and restated bylaws (as amended and as in effect, our “Bylaws”), each of which are filed as exhibits to the registration statement of which this prospectus is a part, as well as applicable provisions of the Delaware General Corporation Law (the “DGCL”).

Authorized Capital Stock

The Amended and Restated Charter, as amended, authorizes the issuance of up to 1,775,000,000 shares of Common Stock and Preferred Stock consisting of 1,690,000,000 shares of Class A Common Stock, 75,000,000 shares of Class B common stock (“Class B Common Stock”) and 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).

As of June 16, 2023, there were outstanding 1,327,495,100 shares of Class A Common Stock, 64,000,588 shares of Class B Common Stock and one share of Preferred Stock.

Common Stock

The holders of Class A Common Stock and Class B Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. Pursuant to the Amended Shareholder Agreement, FF Top informed the Company that it expects the Company will submit a proposal to the Company stockholders for approval to amend the Amended and Restated Charter to provide that (i) the voting power of the Company’s Class B Common Stock, of which FF Global owns all outstanding shares, will be 10 votes per share, and (ii) the voting power of the Company’s Class B Common Stock will increase from 10 votes per share to 20 votes per share, following the occurrence of a Qualifying Equity Market Capitalization. A “Qualifying Equity Market Capitalization” means FF, at the end of any 20 consecutive trading days, has a volume weighted average total equity market capitalization of at least $3.0 billion as determined by multiplying the average closing sale price per share of Class A Common Stock on the Nasdaq (or such other securities exchange on which PSAC’s securities are then listed for trading) at the time of determination by the then total number of issued shares of Class A Common Stock, Class B Common Stock and other shares of FFIE. Until such proposal is approved and the Amended and Restated Charter is amended accordingly, the holders of Class B Common Stock are entitled to one vote for each share held of record, and a $20.0 billion equity market capitalization would be required to increase the voting power of the Class B Common Stock to 10 votes per share.

Shares of Class B Common Stock have the right to convert into shares of Class A Common Stock at any time at the rate of one share of Class A Common Stock for each share of Class B Common Stock. Class A Common Stock does not have the right to convert into Class B Common Stock.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the voting power represented by shares of Common Stock voted for the election of directors can elect all of the directors.

Holders of Common Stock will not have any conversion, preemptive or other subscription rights, and there will be no sinking fund or redemption provisions applicable to the Common Stock.

Preferred Stock

The Amended and Restated Charter authorizes the issuance of 10,000,000 shares of Preferred Stock with such designations, rights and preferences as may be determined from time to time by the Board. The Board is empowered, without stockholder approval, to issue the preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of Common Stock; provided that any issuance of Preferred Stock with more than one vote per share will require the prior approval of the holders of a majority of the outstanding shares of Class B Common Stock. In addition, the Preferred Stock could be utilized as a method of discouraging, delaying or preventing a change in control of FF.

Series A Preferred Stock

The holder of Series A Preferred Stock is entitled to 60,000,000,000 votes for each share held of record, but has the right to vote only on any reverse stock split proposal and until such time as a reverse stock split proposal is approved by the stockholders, and will have no voting rights except (i) with respect to a reverse stock split proposal in which its votes are cast for and against such reverse stock split proposal in the same proportion as shares of Common Stock are voted for and against such reverse stock split proposal (with any shares of Common Stock that are not voted, whether due to abstentions, broker non-votes or otherwise not counted as votes for or against the reverse stock split proposal ) and (ii) unless the holders of one-third (1/3rd) of the outstanding shares of Common Stock are present, in person or by proxy, at the meeting of stockholders at which a reverse stock split proposal is submitted for stockholder approval (or any adjournment thereof). The share of Series A Preferred will vote together with the Common Stock as a single class on any reverse stock split proposal. The Series A Preferred has no other voting rights, except as may be required by the General Corporation Law of the State of Delaware.

Upon a liquidation, bankruptcy, reorganization, merger, acquisition, sale, dissolution or winding up of the Company, whether voluntarily or involuntarily, pursuant to which assets of the Company or consideration received by the Company are to be distributed to the stockholders, the holder of Series A Preferred will be entitled to receive, before any payment is made to the holders of Common Stock by reason of their ownership thereof, an amount equal to $100.00.

The Series A Preferred may not be transferred at any time prior to stockholder approval of a reverse stock split without the prior written consent of the Company’s Board.

The outstanding share of Series A Preferred will be redeemed in whole, but not in part, for a redemption price of $100.00, payable out of funds lawfully available therefor, (i) if such redemption is ordered by the Company’s Board in its sole discretion, automatically and effective on such time and date specified by the Board in its sole discretion, or (ii) automatically immediately following the approval by the stockholders of a reverse stock split.

The share of Series A Preferred is not convertible into, or exchangeable for, shares of any other class or series of stock or other securities of the Company.

The share of Series A Preferred is not entitled to receive dividends.

Authorized but Unissued Preferred Stock

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Certain Anti-Takeover Provisions of Delaware Law, Our Amended and Restated Certificate of Incorporation and Our Amended and Restated Bylaws

Under the Amended and Restated Charter, FF has certain anti-takeover provisions in place as follows:

Special Meeting of Stockholders

The Amended and Restated Bylaws provide that special meetings of stockholders may be called only by (i) the Chairperson of the Board, (ii) the chief executive officer or (iii) a majority vote of the Board.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Amended and Restated Bylaws provide that stockholders seeking to bring business before FF’s special meeting of stockholders, or to nominate candidates for election as directors at FF’s special meeting of stockholders, must provide timely notice of their intent in writing subject to certain exceptions for FF Top Board designees under the Shareholder Agreement. To be timely, a stockholder’s notice will need to be received by FF secretary at FF’s principal executive offices no later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the anniversary date of the immediately preceding special meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in FF’s annual proxy statement must comply with the notice periods contained therein. The Amended and Restated Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude FF stockholders from bringing matters before the special meeting of stockholders or from making nominations for directors at FF’s special meeting of stockholders.

Authorized but Unissued Shares

FF’s authorized but unissued Common Stock and Preferred Stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of FF by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum Selection

The Amended and Restated Charter requires, to the fullest extent permitted by law, that derivative actions brought in FF’s name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within 10 days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery or (C) for which the Court of Chancery does not have subject matter jurisdiction. The Amended and Restated Charter also requires that the federal district courts of the United States of America be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of Common Stock shall be deemed to have notice of and consented to the forum provisions in the Amended and Restated Charter.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with FF or any of FF’s directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. FF cannot be certain that a court will decide that this provision is either applicable or enforceable, and if a court were to find the choice of forum provision contained in the Amended and Restated Charter to be inapplicable or unenforceable in an action, FF may incur additional costs associated with resolving such action in other jurisdictions, which could harm FF’s business, operating results and financial condition.

The Amended and Restated Charter provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law.

Limitation on Liability and Indemnification of Directors and Officers

The Amended and Restated Charter provides that directors and officers will be indemnified by FF to the fullest extent authorized by Delaware law as it now exists or may in the future be amended.

The Amended and Restated Bylaws also permit FF to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. FF has purchased a policy of directors’ and officers’ liability insurance that insures FF’s directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures FF against its obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against FF’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit FF and FF stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent FF pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to FF’s directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, FF has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Supermajority Vote to Amend Certain Provisions of our Bylaws and Amended and Restated Charter

Our Amended and Restated Charter requires the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of our capital stock entitled to vote thereon to amend certain provisions of our Amended and Restated Charter. In addition, our Bylaws provide that stockholders shall have the power to adopt, amend or repeal the Bylaws; provided, however, that such action by stockholders shall require the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of our capital stock entitled to vote thereon.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which provides that, subject to certain stated exceptions, a corporation may not engage in a business combination with any “interested stockholder” (as defined below) for a period of three years following the time that such stockholder became an interested stockholder, unless:

●	prior to such time the board of directors of the corporation approved either the business combination or transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers and employee stock plans in which participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer;

●	at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent; or

●	by the affirmative vote of 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

An “interested stockholder” is any person (other than the corporation and any direct or indirect majority-owned subsidiary) who owns 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date of determination, and the affiliates and associates of such person.

Anti-Takeover Effect of Certain Provisions of the DGCL and of our Amended and Restated Charter and Bylaws

Certain provisions of DGCL and of our Amended and Restated Charter and Bylaws discussed above, including provisions relating to our staggered board of directors, the removal of directors and the filling of vacancies, the advance notice provisions, the prohibition on stockholder action by written consent and the supermajority vote requirement to amend our Bylaws and certain provisions of our Amended and Restated Charter, alone or in combination, could make the acquisition of us more difficult and could delay, defer or prevent a tender offer or other takeover attempt that a stockholder might consider to be in its best interest, including takeover attempts that might result in the payment of a premium to stockholders over the market price for their shares. These provisions also may promote the continuity of our management by making it more difficult for a person to remove or change the incumbent members of our board of directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock will be Continental Stock Transfer & Trust Company, 1 State Street, New York, New York 10004.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “FFIE.”

Description of Warrants

We may issue warrants to purchase shares of our common stock. We may issue warrants independently of or together with shares of our common stock. Warrants sold with other securities may be attached to or separate from shares of our common stock. We may issue warrants under one or more warrant agreements between us and a bank or trust company, as warrant agent, that we will name in the prospectus supplement relating to the particular issue of offered warrants. If we appoint a warrant agent, such warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering. These terms may include some or all of the following:

●	the title of the warrants;

●	the aggregate number of warrants to be offered;

●	the price or prices at which the warrants will be issued;

●	the currency or currencies, including composite currencies, in which the price of the warrants may be payable;

●	the designation and terms of the securities purchasable upon exercise of the warrants and the number of securities issuable upon exercise of the warrants;

●	the price at which and the currency or currencies, including composite currencies, in which the securities purchasable upon exercise of the warrants may be purchased;

●	the date on which the right to exercise the warrants shall commence and the date on which that right will expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

●	if applicable, the terms related to any permitted adjustment in the exercise price of or number of securities covered by the warrants;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	if applicable, a discussion of any material federal income tax considerations; and

●	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the specified time on the expiration date, unexercised warrants will become void.

Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the underlying securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, we will issue a new warrant certificate for the remaining amount of warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable form of warrant agreement, including a form of warrant certificate, which will describe the terms of the series of warrants being offered and which will be filed with the SEC and incorporated by reference in the registration statement of which this prospectus is a part.

Plan of Distribution

We may offer and sell the securities described in this prospectus from time to time in one or more transactions, including without limitation:

●	directly to one or more investors, including through a specific bidding, auction or other process;

●	to investors through agents;

●	directly to agents;

●	to or through brokers or dealers;

●	to the public through underwriting syndicates led by one or more managing underwriters;

●	to one or more underwriters acting alone for resale to investors or to the public; or

●	through a combination of any of these methods or any other method permitted pursuant to applicable law.

In addition, the manner in which we may offer and sell some or all of the securities described in this prospectus includes, without limitation, through:

●	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

●	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

●	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

●	privately negotiated transactions.

A prospectus supplement with respect to each offering of securities will set forth the terms of the offering and the method of distribution of the securities and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:

●	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

●	the purchase price of the securities being offered and the net proceeds to be received by us from the sale;

●	any public offering price;

●	any over-allotment options under which the underwriters may purchase additional securities from us;

●	any delayed delivery arrangements;

●	any underwriting discounts or commissions or agency fees and other items constituting compensation to underwriters, dealers or agents;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or markets on which the securities offered in the prospectus supplement may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	in “at the market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

●	at prices related to the prevailing market prices; or

●	at negotiated prices.

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent.

Underwriters, dealers and agents participating in the securities distribution may be deemed to be underwriters, and any discounts and commissions they receive and any profit they realize on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters and their controlling persons, dealers and agents may be entitled, under agreements entered into with us, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

Any securities we sell pursuant to a prospectus supplement may or may not be listed on a national securities exchange. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of bids or purchases made for the purpose of preventing a decline in the market price of the securities while an offering is in progress. The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. Underwriters may engage in over-allotment. If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

Underwriters, dealers or agents that participate in the offer of securities, or their affiliates or associates, may have engaged or engage in transactions with and perform services for, us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

Legal Matters

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters regarding the validity of the securities to be offered by this prospectus will be passed upon for us by O’Melveny & Myers LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that will be named in the applicable prospectus supplement.

Experts

The financial statements of Faraday Future Intelligent Electric Inc. as of December 31, 2022 and for the year then ended incorporated by reference in this prospectus have been audited by Mazars US LLP, an independent registered public accounting firm, as set forth in their report thereon incorporated by reference herein, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Faraday Future Intelligent Electric Inc. as of December 31, 2021 and for the year then ended incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the 2021 financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following is a statement of the estimated expenses, to be paid solely by the registrant, of the issuance and distribution of the securities being registered hereby:

SEC registration fee	$33,060
FINRA filing fee	45,500
Trustee’s fees and expenses	*
Transfer agent and registrar fees	*
Printing expenses	*
Accounting fees and expenses	*
Rating agency fees	*
Legal fees and expenses	*
Miscellaneous expenses	*
Total	$78,560

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

The following summary is qualified in its entirety by reference to the complete copy of the DGCL, and our Amended and Restated Charter and our Bylaws.

Section 145 of the DGCL grants each Delaware corporation the power to indemnify any person who is or was a director, officer, employee or agent of a corporation, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of serving or having served in any such capacity, if he or she acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may similarly indemnify any such person in actions by or in the right of the corporation if he or she acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action was brought determines that, despite adjudication of liability, but in view of all of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses which the Delaware Court of Chancery or other court shall deem proper.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation, or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the director’s fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for director liability with respect to unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Our Amended and Restated Charter and Bylaws indemnify our directors and officers to the full extent permitted by the DGCL and our Amended and Restated Charter also allows our board of directors to indemnify other employees. This indemnification extends to the payment of judgments in actions against officers and directors and to reimbursement of amounts paid in settlement of such claims or actions and may apply to judgments in favor of us or amounts paid in settlement to us. This indemnification also extends to the payment of attorneys’ fees and expenses of officers and directors in suits against them where the officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. This right of indemnification is not exclusive of any right to which the officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

In addition to the indemnification required in our Amended and Restated Charter and Bylaws, we have also entered into director indemnity agreements and officer indemnity agreements, which provide for the indemnification of our directors and officers for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents.

We maintain a directors’ and officers’ insurance policy. The policy insures directors and officers against unindemnified losses arising from certain wrongful acts in their capacities as directors and officers and reimburses us for those losses for which we have lawfully indemnified the directors and officers. The policy contains various exclusions that are normal and customary for policies of this type.

Item 16. Exhibits.

A list of exhibits included as part of this registration statement is set forth in the Exhibit Index and is incorporated herein by reference.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included by post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference in the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Act.

EXHIBIT INDEX

Exhibit No.	Description of Exhibits	Incorporation by Reference
1.1+	Underwriting Agreement
4.1	Second Amended and Restated Certificate of Incorporation of the Company	Exhibit 3.1 to the Current Report on Form 8-K filed on July 22, 2021
4.2	Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of the Company, dated as of November 22, 2022	Exhibit 3.2 to Registration Statement on Form S-1 (File No. 333-268722) filed on December 8, 2022
4.3	Second Certificate of Amendment to the Second Amended and Restated Certificate of Incorporation of Faraday Future Intelligent Electric Inc., dated March 1, 2023	Exhibit 3.1 to the Current Report on Form 8-K filed on March 3, 2023
4.4	Amended and Restated Bylaws of the Company	Exhibit 3.2 to the Current Report on Form 8-K filed on June 16, 2023
4.5	Certificate of Designation of the Series A Preferred Stock of the Company	Exhibit 3.1 to the Current Report on Form 8-K filed on June 16, 2023
4.6+	Form of Warrant Agreement (including form of warrant certificate).
5.1*	Opinion of O’Melveny & Myers LLP
23.1*	Consent of Mazars USA LLP, independent registered public accounting firm of the Company
23.2*	Consent of PricewaterhouseCoopers LLP, former independent registered public accounting firm of the Company
23.3*	Consent of O’Melveny & Myers LLP, counsel to the Company (included in Exhibit 5.1)
24.1*	Power of Attorney (included in the signature page to this registration statement)
107*	Filing Fee Table

*	Filed herewith.

+	To be filed, if necessary, either by amendment to this registration statement or as an exhibit to a document to be incorporated by reference in this registration statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Gardena California, on the 16th day of June, 2023.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

By:	/s/ Xuefeng Chen
Xuefeng Chen
Global Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Xuefeng Chen, D. Michael Beck and Yun Han, or each of them individually, as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective amendments, post-effective amendments, exhibits thereto and other documents in connection therewith) to this registration statement and any subsequent registration statement we may hereafter file with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 to register additional securities in connection with this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them individually, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Xuefeng Chen	Global Chief Executive Officer and Director	June 16, 2023
Xuefeng Chen	(principal executive officer)

/s/ Yun Han	Chief Accounting Officer and Interim Chief Financial Officer (principal financial and accounting officer)	June 16, 2023
Yun Han

/s/ Adam (Xin) He	Interim Chairman of the Board	June 14, 2023
Adam (Xin) He

/s/ Chad Chen	Director	June 14, 2023
Chad Chen

/s/ Li Han	Director	June 14, 2023
Li Han

/s/ Chui Tin Mok	Director	June 14, 2023
Chui Tin Mok

/s/ Jie Sheng	Director	June 14, 2023
Jie Sheng

/s/ Ke Sun	Director	June 14, 2023
Ke Sun